Exhibit 99.1

Consolidated Communications Announces Sale of Wireless Investments to Verizon

Proceeds will support the Company’s fiber network expansion and investment

Company to release second-quarter earnings on Aug. 2 and host conference call at 8:30 a.m. ET the same day

MATTOON, Ill. – Aug. 1, 2022 – Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) announced today that Clio Subsidiary, LLC, a subsidiary of the Company, has entered into an agreement to sell its limited partnership interests in five wireless partnerships managed by Cellco Partnership, d/b/a Verizon Wireless, to Cellco for an aggregate purchase price of $490 million. The net proceeds of the sales will be invested in the business and used to support the Company’s Fiber to the Premises (FttP) build plan. The sales are expected to close by the end of 2022, subject to certain closing conditions and third-party purchase rights available to other partners in the partnerships.

“The sale of these wireless investments is part of our long-term strategy as we continue our transformation to a fiber-first broadband company,” commented Bob Udell, President and Chief Executive Officer of Consolidated Communications. “Proceeds from these transactions will directly support our fiber expansion plan, our key strategic priority,” commented Bob Udell, President and Chief Executive Officer of Consolidated Communications.

The Company will now release its second quarter earnings on Tues., Aug. 2, 2022 and will host a live conference call and webcast on the same day at 8:30 a.m. ET. The webcast and materials will be available on Consolidated’s Investor Relations website at http://ir.consolidated.com. The live conference call dial-in number for analysts and investors is 888-440-5977, conference ID 8956400.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is dedicated to moving people, businesses and communities forward by delivering the latest reliable communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning more than 50,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support. Learn more at www.consolidated.com.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the Company’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the strategic investment from Searchlight Capital Partners, L.P. or our refinancing of outstanding debt, including our senior secured credit facilities, or of the proposed sales of the limited partnership interests will not be realized; the ability to meet closing conditions to the proposed sales of the limited partnership interests on a timely basis or at all; the anticipated use of proceeds of the strategic investment or the proposed sales of the limited partnership interests; the outcome of any legal proceedings that may be instituted against the Company or its directors; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock;

changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of or failure to consummate acquisitions or dispositions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; liability and compliance costs regarding environmental regulations; risks associated with discontinuing paying dividends on our common stock; and the potential for the rights of our series A preferred stock to negatively impact our cash flow. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission (“SEC”), including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

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Contact:

Jennifer Spaude, Consolidated Communications

507-386-3765, jennifer.spaude@consolidated.com